UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2017

DSP GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-35256 (Commission File Number)	94-2683643 (I.R.S. Employer Identification No.)

161 S. San Antonio Road, Suite 10 Los Altos, CA (Address of Principal Executive Offices)	94022 (Zip Code)

408/986-4300
(Registrant’s Telephone Number, Including Area Code)

With a copy to:
Jaclyn Liu, Esq.
Morrison & Foerster llp
425 Market Street
San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 10, 2017, the board of directors (the “Board”) of DSP Group, Inc. (the “Company”) approved amended and restated bylaws of the Company (the “A&R Bylaws”), effective as of August 10, 2017. The modifications in the A&R Bylaws include: (a) clarification of the process for submission of stockholder proposals, (b) setting the exact number of the Board members at seven (the current number of directors on the Board), and (c) clarification of the role of the Chairman of the Board. The A&R Bylaws also include non-substantive administrative changes.

The full text of the A&R Bylaws is filed as Exhibit 3.1 hereto and incorporated herein by reference. The foregoing description of the A&R Bylaws does not purport to be complete and is qualified in its entirety by reference to the A&R Bylaws as filed hereto.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1       Amended and Restated Bylaws of DSP Group, Inc., effective as of August 10, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: August 15, 2017	By:	/s/ Dror Levy
Dror Levy
Chief Financial Officer and Secretary

3